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                                                                   EXHIBIT(D)(2)

CERTIFICATE
  NUMBER                                                              NUMBER OF
    1                                                                  SHARES
                                                                      _________

                     SCUDDER RREEF REAL ESTATE FUNDII, INC.

                Organized Under the Laws of the State of Maryland
                        Auction Preferred Stock, Series A
                            $0.01 Par Value Per Share
                    $______ Liquidation Preference Per Share

                                                              CUSIP NO. ________

This certifies that Cede & Co. is the owner of ______fully paid and non-assessable shares of Auction Preferred Stock, Series A, $0.01 par value per share, $______ liquidation preference per share, of Scudder RREEF Real Estate Fund II, Inc. (the "Fund") transferable only on the books of the Fund by the holder thereof in person or by duly authorized Attorney upon surrender of this Certificate properly endorsed. This Certificate is not valid unless countersigned by the transfer agent and registrar.

IN WITNESS WHEREOF, the Fund has caused this Certificate to be signed by its duly authorized officers and its Seal to be hereunto affixed this _____ day of ______ A.D. 2003.

Deutsche Bank Trust Company Americas       SCUDDER RREEF REAL ESTATE FUND II,
As Transfer Agent and Registrar [Seal]     INC.

By:                                            By:

__________________________                     __________________________ [Seal]
Authorized Signature                                  President

                                               __________________________
                                                      Treasurer

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FOR VALUE RECEIVED, __________________________ hereby sells, assigns and transfers unto __________________________ shares of Auction Preferred Stock, Series A, represented by this Certificate, and does hereby irrevocably constitute and appoint ______________________________ Attorney to transfer said shares on the books of the within named Fund with full power of substitution in the premises.

Dated: _______________

In presence of

____________________________                         ___________________________

         Shares of Auction Preferred Stock, Series A, evidenced by this Certificate may only be sold, transferred, or otherwise disposed of pursuant to the provisions of the Fund's Articles Supplementary Creating and Fixing the Rights of the Fund's Auction Preferred Stock, a copy of which may be obtained at the office of the Maryland State Department of Assessments and Taxation. The Fund will furnish information about the restrictions on transferability to any stockholder upon request and without charge. Any such request should be addressed to the Secretary of the Fund.

         The Fund also will furnish to any stockholder, upon request and without charge, a full statement of the designations, preferences, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption and relative rights and preferences of the stock of each class and series of capital stock of the Fund authorized to be issued, so far as they have been determined, and the authority of the Board of Directors to determine the relative rights and preferences of subsequent classes or series. Any such request should be addressed to the Secretary of the Fund.

         Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to Issuer or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC, ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

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